Escrow Agreement

This Escrow Agreement made this 16th day of January 2009 by and between William G. Goode (“hereinafter Escrowee”), Ichiban Ventures, Inc. (hereinafter “Ichiban”), Guiseppe Arlia (hereinafter “G. Arlia”) and Ephren Taylor (hereinafter “E. Taylor”)

Whereas, the parties closed title to the shares of Ichiban Ventures, Inc. on January 16, 2009;

NOW, THEREFORE, the parties agree as follows:

1.

The Escrowee shall hold all closing documents, including but not limited to the Representations, General Release, termination and Indemnification Agreement, the Corporate Kit and documentation in connection with, pertaining to and relating to Ichiban, the Leasehold Agreements held by Ichiban, the Franchisor Agreement held by Ichiban, all corporate resolutions executed by Ichiban and the Letter of Resignation by G. Arlia as officer and director of Ichiban.

2.

The date anticipated for the Escrowee to hold the aforementioned documents is January 21, 2009.

3.

A condition for the release of the aforementioned documents shall be the wire transfer of Two Hundred Twenty-Two Thousand, Seven Hundred Fifty-Eight dollars and Six cents ($222,758.06) into Escrow Account of Bridge Business & Property Brokers Master Escrow Account held at TD Bank, Account No. 79195970658, Routing No. 026013673, whereupon a wire transfer of Two Hundred Thousand, Three Hundred Fifty-Eight dollars and Six cents ($202,358.06) (representing the balance owed to G. Arlia absent Bridge broker’s commission) shall be made into the account of G. Arlia at Washington Mutual Bank, Account No. 3162644568, Routing No. 021272723. Once the wire transfer to G. Arlia’s account has been confirmed in writing by G. Arlia to William G. Goode, Mr. Goode is authorized to release the original copy of the documents above described to E. Taylor or any authorized person of his choice. All remaining copies shall be forwarded to G. Arlia.

4.

A signature via facsimile by Mr. William G. Goode is accepted by all parties as if it were an original.

/s/ Guiseppe Arlia

Guiseppe Arlia

/s/ Ephren Taylor

Ephren Taylor

/s/ Guiseppe Arlia

Ichiban Ventures, Inc.

By G. Arlia

Authorized Principal

/s/ Ephren Taylor

NYC Liquidation Group, LLC

By Ephren Taylor, Managing Member

/s/ William G. Goode

William G. Goode, Esq.

Escrowee